Exhibit 4.1

THIS NOTE AND ANY RESULTING EQUITY INSTRUMENT HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE. THE SECURITIES ARE BEING OFFERED PURSUANT TO A SAFE HARBOR FROM REGISTRATION UNDER REGULATION D PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THE SECURITIES ARE “RESTRICTED” AND MAY NOT BE OFFERED OR SOLD UNLESS THE SECURITIES ARE REGISTERED UNDER THE ACT, PURSUANT TO REGULATION D OR PURSUANT TO AVAILABLE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND THE COMPANY WILL BE PROVIDED WITH OPINION OF COUNSEL OR OTHER SUCH INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH EXEMPTIONS ARE AVAILABLE. FURTHER HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE MADE EXCEPT IN COMPLIANCE WITH THE ACT.

CONVERTIBLE CORPORATE

PROMISSORY NOTE

(Secured)

Amount: $1,600,000

Date: August 20, 2015

FOR VALUE RECEIVED, the undersigned, Principal Solar, Inc., a Delaware corporation (“Debtor”), promises to pay to the order of Arowana International Limited (“Lender”), at Level 11, 153 Walker Street, North Sydney NSW 2060, Australia, or at such other place or to such other party as Lender may from time to time designate to Debtor in writing, on or before the 31st day of December, 2016 (the “Final Maturity Date”), the principal sum of One Million Six hundred Thousand Dollars U.S. ($1,600,000), or so much thereof as may be outstanding from time to time (the “Loan Amount”), together with per annum interest on the outstanding principal balance existing from time to time from the date hereof as hereinafter provided.

ARTICLE I

TERMS OF THE NOTE

Section 1.1.    Interest. The sums advanced under this Convertible Corporate Promissory Note (“Note”) shall bear simple interest on the outstanding Loan Amount at the rate of six percent (6%) per annum. In no event shall the rate of interest charged hereunder exceed the maximum rate permitted by law. Interest shall be calculated on the basis of a 365-day year, counting the actual number of days elapsed.

Section 1.2.     Maturity. This Note shall mature on the Final Maturity Date.

Section 1.3.     Payments. On the Final Maturity Date, the entire outstanding Loan Amount plus all accrued but unpaid interest shall be due and payable.

Section 1.4.     Use of Advances / Collateral. Advances made pursuant to this Note are limited in use to investments in, and this Note is secured by, Debtor's interests, existing now or hereafter created in, Innovative Solar 31, LLC; Innovative Solar 33, LLC; and Innovative Solar 47, LLC (collectively the "Collateral"), as evidenced by Debtor’s execution of its Corporate Security Agreement (together with this Note the "Loan Document(s)") contemporaneous with the Debtor’s execution of this Note, and is otherwise non-recourse against Debtor or its other assets either existing now or hereafter created.

Principal Solar, Inc. Convertible Corporate Promissory Note

Section 1.5.     Prepayments. Debtor shall have the privilege of prepaying this Note, in whole or in part, without any pre-payment premium or penalty, at any time prior to the Final Maturity Date.

Section 1.6.     At the option of the Lender, principal and interest due and payable at the Final Maturity Date or such earlier date as may be agreed upon by the parties hereto, may be converted into Limited Liability Company Membership Interests in Principal Sunrise V at a conversion price determined with reference to the unlevered after tax project IRR that reflects the Lender’s investment valuation of Principal Sunrise V at the time of its investment.

Section 1.7.     Subject to satisfactory completion of its due diligence, Lender commits to contribute equity capital in amounts sufficient to fund project development to completion of Principal Sunrise V and other projects funded by the proceeds hereof. If, following Lender's completion of its due diligence on Principal Sunrise V, the parties hereto agree the project does not meet its investment return requirements, the parties agree to work in good faith to identify a substitute solar project as security hereunder.

ARTICLE II

INCORPORATED DOCUMENTS

Section 2.1.     Debtor’s Corporate Security Agreement, as referenced in foregoing Section 1.4.

ARTICLE III

ACCELERATION

Section 3.1.     Acceleration. Upon the occurrence of an Event of Default, Lender may, at its sole option, terminate Debtor’s right to obtain extensions of credit and may declare the entire Loan Amount outstanding hereunder, together with all accrued interest thereon, to be immediately due and payable without notice, and said indebtedness may be collected by appropriate proceedings in law or equity. No delay on the part of Lender in exercising said option shall operate as a waiver, or preclude exercise of such option during the existence of such Event of Default or upon the occasion of a later Event of Default.

Section 3.2.     Events of Default.

3.2.1 Debtor and Lender shall enter into a strategic relationship providing Lender an opportunity to invest in the project equity in each of three Collateral projects, or equivalent substitute projects. Failure of the Debtor and Lender to reach such agreement on or before September 30, 2015, which such date may be extended by mutual agreement, shall be an Event of Default giving rise to Debtor's forfeiture of the Collateral to Lender, and the satisfaction and cancellation of the Note.

Principal Solar, Inc. Convertible Corporate Promissory Note

3.2.2 Use of advances for purposes other than investments in the Collateral.

3.2.3 Non-payment of Principal or Interest when due.

ARTICLE IV

ENFORCEMENT COSTS

Section 4.1.     Enforcement Costs. Debtor agrees to pay immediately upon demand all reasonable costs and expenses of Lender, including reasonable attorneys’ fees, (i) if, after an Event of Default, this Note be placed in the hands of an attorney or attorneys for collection, (ii) if Lender finds it necessary or desirable upon an Event of Default to secure the services or advice of one or more attorneys with regard to collection of this Note against Debtor, any guarantor or any other party liable therefor or for protection of its rights under this Note or any Loan Document, or (iii) if Lender seeks to have this Note, or any part thereof, abandoned by any estate in bankruptcy, or attempts to have lifted by any bankruptcy or other court, any stay or injunction prohibiting the enforcement or collection of the Note, and any subsequent proceedings or appeals from any order or judgment entered in any such proceeding.

If Lender shall be made a party to or shall intervene in any action or proceeding, whether in court or before any governmental authority, affecting any collateral for this Note or the title thereto or the interest of the Lender under any Loan Document, Lender shall be reimbursed by Debtor immediately upon demand for all reasonable costs, charges, and attorneys’ fees incurred by Lender in any such case, and the same shall be secured by the other Loan Documents as a further charge and lien upon all collateral for this Note.

As used in this Note, the term “reasonable attorneys’ fees” shall mean those fees actually charged by attorneys selected by Lender, based upon standard rates of said attorneys for services actually rendered, as opposed to any statutory presumption that may then be in effect in the State of Texas.

ARTICLE V

WAIVERS

Section 5.1.     Waivers. Lender, at its option, may make extensions of the time for the payment of the indebtedness evidenced by this Note, or reduce the payments thereon, release any collateral securing such indebtedness, or accept a renewal note or notes therefor, all without notice, and Debtor and endorsers hereby consent to any such extensions, reductions, releases or renewals, all without notice, and agree that any such action shall not release them from any liability hereunder. Debtor and endorsers jointly and severally waive presentment for payment, notice of dishonor, notice of nonpayment of this Note, and diligence in the collection thereof as conditions of liability under this instrument.

Principal Solar, Inc. Convertible Corporate Promissory Note

ARTICLE VI

NOTICES

Section 6.1.     Notices.

(a)     If to Debtor:

Michael Gorton

Principal Solar, Inc.

2560 King Arthur Blvd Suite 124 PMB 65

Lewisville, TX 75056

Facsimile: 855.774.7799

with a copy to:

Quentin Faust

Partner

Settle & Pou PC

3333 Lee Pkwy # 800

Dallas TX 752189

Facsimile: (214) 526-4145

All notices to Lender shall be sent to:

Kevin Chin

Arowana International Limited

Level 11, 153 Walker Street

North Sydney NSW 2060

Australia

ARTICLE VII

APPLICABLE LAW AND VENUE

Section 7.1.     Applicable Law. This Note is subject to the laws of the Great State of Texas, USA, and the conflicts of law principles of the state of Texas.

Section 7.2.     Venue.     The venue for any lawsuits brought on this Note shall be brought in the state district courts of Dallas County, Texas, sitting in the city of Dallas, Texas.

ARTICLE VIII

RIGHTS OF LENDER UNASSIGNABLE

Section 8.1.     Successors and Assigns. The rights of Lender hereunder are not assignable by Lender, without the written permission of the Debtor.

Signature page follows.

Principal Solar, Inc. Convertible Corporate Promissory Note

Exhibit 4.1

DEBTOR:

Principal Solar, Inc.

a Delaware corporation

By: /s/ Michael Gorton

Michael Gorton

Chief Executive Officer

LENDER:

Arowana International Limited

An Australian corporation

By: /s/ Kevin Chin

Kevin Chin

Chief Executive Officer

Principal Solar, Inc. Convertible Corporate Promissory Note